Registration No. 333-14387


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                 AMENDMENT NO. 1

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                          THE PROCTER & GAMBLE COMPANY
               (Exact name of issuer as specified in its charter)

         Ohio                                        31-0411980
(State of Incorporation)                (I.R.S. Employer Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio                      45202
(Address of Principal Executive Offices)                        (Zip Code)


                          GIORGIO EMPLOYEE SAVINGS PLAN
                            (Full title of the Plan)

                           Terry L. Overbey, Secretary
                          The Procter & Gamble Company
                           One Procter & Gamble Plaza
                             Cincinnati, Ohio 45202
                     (Name and address of agent for service)

                                 (513) 983-4463
          (Telephone number, including area code, of agent for service)

                                                               Total Pages = 2








Reduction in the number of shares of Common Stock of The Procter & Gamble Company registered under Registration Statement No. 333-14387.

                                     SUMMARY

The Procter & Gamble Company terminated the Giorgio Employee Savings Plan on May 1, 2001, and the last share equivalents granted under the Plan were redeemed on or before April 30, 2001. Of the 300,000 shares (as adjusted for the stock split that occurred on August 22, 1997) registered on Registration Statement, Form S-8, No. 333-14387, share equivalents eligible to be redeemed for 283,836.82 shares had either not been granted or had not been so redeemed by April 30, 2001. Therefore, the undersigned agent for service hereby deregisters the following amount of securities registered on the aforesaid Registration
Statement:

     Shares of the Common Stock of            283,836.82 shares
     The Procter & Gamble Company

This leaves 16,163.18 shares of the Common Stock of The Procter & Gamble Company currently registered under Registration Statement, Form S-8, No. 333-14387.

In accordance with Rule 478(a)(4), as agent for service I have signed this amendment to the Registration Statement on the date set below my name.


TERRY L. OVERBEY
---------------------------
Terry L. Overbey, Secretary
June 6, 2001